SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
              the Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:
[ ]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]  Definitive Proxy Statement
[X]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section
     240.14a-12



                              IES INDUSTRIES INC.
- -------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

- -------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[ ] $125 per  Exchange  Act Rules  0-11(c)(1)(ii),  14a-6(i)(1),
    14a-6(i)(2) or Item 22(a)(2) of Schedule 14A.
[ ] $500 per each party to the controversy pursuant to Exchange Act Rule
    14a-6(i)(3).
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1)      Title of each class of securities to which transaction applies:
- -------------------------------------------------------------------------------
(2)      Aggregate number of securities to which transaction applies:
- -------------------------------------------------------------------------------
(3)      Per  unit  price  or other  underlying  value  of  transaction computed  pursuant  to  Exchange  Act Rule 0-11 (Set forth the amount on which the filing fee is calculated  and state how it was determined):
- -------------------------------------------------------------------------------
(4)      Proposed maximum aggregate value of transaction:
- -------------------------------------------------------------------------------
(5)      Total fee paid:
- -------------------------------------------------------------------------------

[ ]      Fee paid previously with preliminary materials.
[X] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)      Amount Previously Paid:

         $453,367
- -------------------------------------------------------------------------------

(2)      Form, Schedule or Registration Statement No.:

         PRELIMINARY PROXY MATERIALS of WPL HOLDINGS, INC., IES INDUSTRIES INC. and INTERSTATE POWER COMPANY and JOINT PROXY STATEMENT of WPL HOLDINGS, INC., IES INDUSTRIES INC. and INTERSTATE POWER COMPANY AND PROSPECTUS of WPL HOLDINGS, INC. and INTERSTATE POWER COMPANY, ALL ON FORM S-4 FILE NO. 333-07931
- -------------------------------------------------------------------------------

(3)      Filing Party:

         IES INDUSTRIES INC, WPL HOLDINGS, INC and INTERSTATE POWER COMPANY
- -------------------------------------------------------------------------------

(4)      Date Filed:
         JANUARY 18, 1996 and JULY 11, 1996
- -------------------------------------------------------------------------------

The following press release was distributed to news wire services and the public:


For Release:               August 5, 1996

Contact:                   Diane Ramsey (Media)
                           (319) 398-7288

                           Denny Vass (Financial)
                           (319) 398-4475

IES INDUSTRIES ACKNOWLEDGES UNSOLICITED ACQUISITION PROPOSAL

     CEDAR RAPIDS, IOWA - IES Industries Inc. today acknowledged receipt of an unsolicited acquisition proposal from MidAmerican Energy Co. of Des Moines, Iowa. The offer was received on August 4, and will be given full consideration by the IES Board of Directors.

     The company is requesting that shareholders take no action until the MidAmerican proposal has been considered and evaluated by the IES Board.

     IES Industries is a diversified utility holding company, headquartered in Cedar Rapids, Iowa. IES's principal subsidiary, IES Utilities, provides service to 330,000 electric and 175,000 natural gas customers in Iowa. IES Diversified has interests in energy, telecommunications and transportation businesses.

     IES Industries, WPL Holding, Inc. of Madison, Wisconsin, and Interstate Power Co. of Dubuque, Iowa, in November 1995 announced a joint agreement to merge, forming a new diversified utility holding company, Interstate Energy Corporation. Shareholders of the three companies are schedules to vote on the combination September 5.

The following letter was sent to IES employees:


August 8, 1996


Dear Fellow IES Employee:

For nearly two years, you've heard much about the changes taking place in our industry. As a company, we have embraced the coming competitive environment as an exhilarating prospect and one that will dramatically change our company. We have witnessed and monitored the growing number of utility company mergers in recent years. And we have been an active participant in the change. Last fall's announcement of our plans to merge with WPL Holdings and Interstate Power Co. was one way that we have quickly moved with the changing environment. We've made decisions and executed strategies consistent with our plan to position IES Industries for future success.

Some of the recent utility merger activities have involved unsolicited bids, including PECO Energy's advances to PP&L Resources and Western Resources' pursuit of Kansas City Power & Light. We have now joined that group, with Monday's unsolicited acquisition proposal for IES Industries from MidAmerican Energy Co.

I want to assure you that senior management and the Board of Directors are addressing this proposal. The Board of Directors will give this proposal full and thoughtful consideration. We feel it is our responsibility to look at every aspect of this proposal to determine its effect on shareholders, customers and employees. We will keep you, as an employee of IES, fully informed of the decisions that are made.

Clearly, the coming changing environment we have been describing for our industry is here with full force. We realize that as an employee, you have a number of questions about this latest event. We encourage you to present your questions to us, so that we can address them. Please use the merger hotline, at 1-800-818-2041 to pose your question. As soon as we are able, we will collect responses and distribute them to all employees.

During this period of change, it is more important than ever that we continue to focus on safety and on the reason we are here, to provide outstanding customer service and energy services to our customers. It is our tradition of service that has made us a sought-after merger partner. Please continue to focus on the task at hand in order to ensure your personal safety.

I appreciate your continued energy and enthusiasm. Thank you.


Sincerely,


Lee Liu
Chairman of the Board,
President & Chief Executive Officer

The following letter was sent to IES Industries shareholders:



August 8, 1996


Dear IES Industries Shareholder:

During the past few years, we have shared with you our vision for the future competitive electric utility industry and how we have been positioning IES Industries to compete effectively and profitably in this new and challenging environment. To ensure that IES Industries is a successful company and in the forefront of this changing landscape, we have carefully built a very cost-effective infrastructure and prudently expanded our market reach by implementing strategic mergers and acquisitions.

Last fall's announcement of our plans to merge with WPL Holdings (WPLH) and Interstate Power (IPC) is the latest and, by far, the most significant action we have taken to date. That decision came after a very careful analysis of the opportunities we see for the IES shareholders and customers that such a merger will provide.

However, on Sunday of this week, we received an unsolicited offer from MidAmerican Energy of Des Moines to purchase IES Industries in a cash/stock transaction that they value at about $1.17 billion. This proposal is also conditioned upon IES rejecting the merger with WPL Holdings and Interstate Power.

The Board will give the MidAmerican proposal full and thoughtful consideration, just as it has evaluated other proposals. We feel it is our responsibility to look at every aspect of this proposal to determine its effect on shareholders, customers and employees. Once the Board completes its evaluation we will inform you of its recommendation.

MidAmerican Energy intends to communicate directly with you about their proposal. To that extent, we expect you will receive correspondence from MidAmerican within the coming days and they may ask you to vote against the planned IES/WPLH/IPC merger.

We will continue to provide you with information based upon our analysis of their proposal and recommendations, along with any concerns we may have regarding the MidAmerican proposal and how it may affect the value of your investment in IES. Further, we will evaluate whether a merger of IES and MidAmerican offers you and our customers the same or better opportunities compared to the IES/WPLH/IPC merger we have already detailed in our prior correspondence.

In considering MidAmerican's proposal, the Board will closely explore a number of important questions including, among others, how the proposal would be financed; its effect on debt levels, customer rates and future dividends; the future business prospects for MidAmerican and the long-term performance outlook for its stock; and, the impact on employment levels in Iowa.

We appreciate your continued support of your company. We are proud of our past success in enhancing long-term shareholder interest. We will continue to work diligently to achieve a higher return for your investment. If you have any questions, please feel free to call us at 1-800-388-5074.

Sincerely,



Lee Liu
Chairman of the Board,
President & Chief Executive Officer

The following press release was distributed to news wire services and the public:


For Release:               August 9, 1996

Contact:                   Diane Ramsey (Media)
                           (319) 398-7288

                           Denny Vass (Financial)
                           (319) 398-4475

IES INDUSTRIES TELLS SHAREHOLDERS ITS BOARD WILL MEET EVALUATE MIDAMERICAN PROPOSAL

     Urges Shareholders Not To Act Until They Receive IES's Recommendation


     CEDAR RAPIDS, IOWA - IES Industries Inc. (NYSE: IES) Chairman of the Board, President & Chief Executive Officer Lee Liu said today that the IES Industries Board of Directors will be meeting in due course to consider the unsolicited proposal offered by MidAmerican Energy of Des Moines, Iowa.

     The Board of Directors is addressing this proposal and giving it full and thoughtful consideration," Liu said.

     MidAmerican Energy first proposed a merger with IES Industries in October 1995. IES rejected that proposal and instead signed a definitive merger agreement with WPL Holdings, Inc. of Madison, Wisconsin, and Interstate Power of Dubuque, Iowa, in November 1995. The three-way merger will create Interstate Energy.

     "For more than 1 00 years, IES Industries and our utility subsidiary, IES Utilities, has been a strong force in Iowa and we have proudly served our customers across the state. Any decision we make will ensure that our commitment to that tradition will continue in the future and will take into account the implications for shareholders, customers, employees and the communities of which we an integral part," Liu added.

     IES on Thursday distributed a letter to its shareholders. The following is complete text of Mr. Liu's letter:

August 8, 1996

Dear IES Industries Shareholder:

During the past few years, we have shared with you our vision for the future competitive electric utility industry and how we have been positioning IES Industries to compete effectively and profitably in this new and challenging environment. To ensure that IES Industries is a successful company and in the forefront of this changing landscape, we have carefully built a very cost-effective infrastructure and prudently expanded our market reach by implementing strategic mergers and acquisitions.

Last fall's announcement of our plans to merge with WPL Holdings (WPLH) and Interstate Power (IPC) is the latest and, by far, the most significant action we have taken to date. That decision came after a very careful analysis of the opportunities we see for the IES shareholders and customers that such a merger will provide.

However, on Sunday of this week, we received an unsolicited offer from MidAmerican Energy of Des Moines to purchase IES Industries in a cash/stock transaction that they value at about $1.17 billion. This proposal is also conditioned upon IES rejecting the merger with WPL Holdings and Interstate Power.

The Board will give the MidAmerican proposal full and thoughtful consideration, just as it has evaluated other proposals. We feel it is our responsibility to look at every aspect of this proposal to determine its effect on shareholders, customers and employees. Once the Board completes its evaluation we will inform you of its recommendation.

MidAmerican Energy intends to communicate directly with you about their proposal. To that extent, we expect you will receive correspondence from MidAmerican within the coming days and they may ask you to vote against the planned IES/WPLH/IPC merger.

We will continue to provide you with information based upon our analysis of their proposal and recommendations, along with any concerns we may have regarding the MidAmerican proposal and how it may affect the value of your investment in IES. Further, we will evaluate whether a merger of IES and MidAmerican offers you and our customers the same or better opportunities compared to the IES/WPLH/IPC merger we have already detailed in our prior correspondence.

In considering MidAmerican's proposal, the Board will closely explore a number of important questions including, among others, how the proposal would be financed; its effect on debt levels, customer rates and future dividends; the future business prospects for MidAmerican and the long-term performance outlook for its stock; and, the impact on employment levels in Iowa.

We appreciate your continued support of your company. We are proud of our past success in enhancing long-term shareholder interest. We will continue to work diligently to achieve a higher return for your investment. If you have any questions, please feel free to call us at 1-800-388-5074.

Sincerely,

/s/ Lee Liu

                  IES Industries is a diversified utility holding company, headquartered in Cedar Rapids, Iowa. The company's principal subsidiary, IES Utilities Inc., provides service to more than 330,000 electric and 174,000 natural gas customers in Iowa. IES Diversified Inc. has interests in energy, telecommunications and transportation businesses.